UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
TaskUs, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Outsourcing reimagined for the innovation age.

Agile + Responsive + Innovative = Refreshing

Dear Fellow Stockholders,
2022 was a year of rapid change in our industry. Our clients quickly shifted their focus from growth to efficiency. In this shift we faced challenges and discovered attractive new opportunities. I am so proud of our global team who worked tirelessly to respond and advance our strategic goals by:
Accelerating innovations: We officially launched Taskverse, our global gig worker platform. We now have over 100,000 Taskers who come from approximately 80 countries and speak over 90 languages. In our first year we completed a number of fascinating projects in support of our clients' growth.
Winning business from larger clients: We signed contracts with three of the largest global tech companies in the world and added or expanded our business with large enterprise customers. We ended the year with 21 clients billing $10 million or more and 86 clients billing $1 million or more on an annual basis, which is up from 16 and 72, respectively, in 2021.
Scaling our global footprint: In just three years we have grown our operations in India to 10,300 teammates and it now accounts for more than 10% of our revenues. We launched new geographies including Malaysia and Japan and saw significant growth in Europe and Latin America. We also successfully completed our acquisition of heloo, expanding our European delivery footprint.
Making progress against ESG goals: During the year, we released our 2021 ESG metrics aligned with the Sustainability Accounting Standards Board ("SASB") framework. This is the first step in our ESG disclosure process and we will continue to showcase our strong commitment to corporate responsibility. In 2022, we made a long-term commitment to sustainable energy by supporting a novel fixed-price virtual power purchase agreement. TaskUs was named to the 2023 Bloomberg Gender-Equality Index and became a signatory to the UN Women Empowerment Principles. We won several Comparably awards including Best Company for Culture, Best Company for Diversity and Best Company for Women. Finally, our 2022 election of independent directors Michelle Gonzalez and Jill A. Greenthal and our recent appointment of Jill A. Greenthal as our board's lead independent director, further strengthens the diversity and corporate governance expertise of our Board.
Achieving remarkable client and employee satisfaction: We made progress against our strategic priorities while delivering for both our clients and teammates. We achieved a 114% Net Revenue Retention Rate in 2022. Our 4.6 Glassdoor rating as of year-end attests to our “Frontline First” mantra and what we believe is the strongest corporate culture in the industry.
This year we navigated a changing macro environment. Our clients shifted their focus from staffing for growth to leveraging our offshore model and expertise for cost savings and process efficiency. We responded by launching our own efficiency efforts, increasing our margins over the course of the year. As a sign of confidence in our ability to create long-term shareholder value, our board approved a share repurchase program authorizing the company to purchase up to $100 million shares of its Class A common stock. We purchased $31 million worth of our stock as of the end of the year.
In 2023, we expect to expand with the large global technology and traditional enterprise clients that we signed in 2022. We will continue to broaden into strategic new focus areas such as Healthcare and Generative AI. Finally, we are strengthening our go-to-market efforts globally and see particular opportunities to grow with clients throughout Asia and Europe.
Delivering value for our stockholders, employees and clients is what motivates the team and me every day. The key to our growth is driving the culture that defines and differentiates our company and is so critical to attracting and retaining the best talent. The way we engage with our teammates and communities remains central to who we are and is a driving force behind our success. As we have returned back to the office and continued to expand our services, client base, global footprint and revenues, this is as true as ever.
While this year will be challenging given the current environment, we are well positioned and are excited for what lies ahead.
Thank you for your continued support on this journey.

Bryce Maddock TaskUs, Co-Founder, CEO & Chairperson

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TaskUs, Inc. 1650 Independence Drive, Suite 100 New Braunfels, TX 78132
Notice of Annual
Meeting of Stockholders

Date	Time	Virtual Location

May 18, 2023	9:00 a.m. Central Time	www.virtualshareholdermeeting.com/TASK2023
To Our Stockholders:
We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of TaskUs, Inc. (“TaskUs” or the “Company”) on Tuesday, May 18, 2023 at 9:00 a.m., Central Time, online via live audio webcast by visiting www.virtualshareholdermeeting.com/TASK2023 (the “Annual Meeting”) for the following purposes:

01	To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);
02	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2); and
03	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.
The Company’s board of directors has determined to hold the Annual Meeting virtually. We have determined to hold the meeting by remote communication in the form of a webcast. We believe that this is the right choice for TaskUs as it provides expanded stockholder access regardless of the resources available to stockholders, improves communication and promotes the health and safety of participants by allowing them to participate from any location at no additional cost.
Stockholders of record as of the close of business on March 20, 2023 are entitled to notice of, and, as described in this paragraph, to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are currently entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.
As permitted by the United States Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) and a form of proxy card or voting instruction card (together with the Annual Report, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. This approach to our distribution process is more resource- and cost-

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efficient. The Notice will first be mailed, and the proxy materials are first being made available, to our stockholders on or about April 5, 2023.
All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/TASK2023. Stockholders will be able to attend the Annual Meeting online, submit questions and vote their shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TASK2023 and clicking the appropriate link from the Annual Meeting platform.
To attend the Annual Meeting, vote or submit questions during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. If your shares are held in street name and your Notice or voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at approximately 8:45 a.m. Central Time on Thursday, May 18, 2023. On the day of the Annual Meeting, if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page for assistance.
Your vote is important. Regardless of whether you participate in the Annual Meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend our virtual Annual Meeting online.
By Order of the Board of Directors,
Claudia Franco Walsh
General Counsel & Corporate Secretary
New Braunfels, Texas
April 5, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2023
The notice, the proxy statement and the Company’s Annual Report are available at
www.virtualshareholdermeeting.com/TASK2023

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Forward-Looking Statements and Website Reference
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental and other sustainability plans and goals. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, without limitation, the risk factors that we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Proxy Summary
This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2022 annual report before you vote.
Proxy Voting Roadmap
Meeting Information:

Date	Time	Virtual Location

May 18, 2023	9:00 a.m. Central Time	www.virtualshareholder meeting.com/TASK2023
Ways to Vote:

Vote By Internet	Vote By Phone	Vote By Mail

www.proxyvote.com	1-800-690-6903 Follow instructions shown on proxy card	If you received paper materials, mail to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

Voting Recommendations:

Proposal		Board Recommendation	Page
01	To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and	FOR all nominees	24
02	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).	FOR	37

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Proxy Summary
2022 Financial and Operational Performance Highlights
(1)Net Revenue Retention Rate is a key performance indicator under the SEC's rules. Please see “Glossary of Non-GAAP Financial Measures and Key Performance Indicator and Non-GAAP Reconciliations” on page 47.
(2)Adjusted EBITDA is a non-GAAP measure. Please see “Glossary of Non-GAAP Financial Measures and Key Performance Indicator and Non-GAAP Reconciliations” on page 47.

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Proxy Summary
Directors and Director Nominees

					Committee Membership
Name and Principal Position	Age(1)	Class	Director Since	Current Term Expires	Audit	Compensation	Nominating and ESG	Independent

Amit Dixit Director Nominee Senior Managing Director, Blackstone	50	II	2018	2023		●	●	Y

Michelle Gonzalez Director Nominee Corporate Vice President, G12	46	II	2022	2023	●	●		Y

Jaspar Weir Director Nominee President and Co-Founder, TaskUs	37	II	2018	2023				N

Jill A. Greenthal*[t] Former Senior Managing Director, Blackstone	66	III	2022	2024	●		C	Y

Susir Kumar Chair, VFS Global	57	III	2019	2024			●	N

Bryce Maddock CEO, Co-Founder and Chairperson, TaskUs	36	I	2018	2025				N

Mukesh Mehta Senior Managing Director, Blackstone	42	III	2018	2024		●		Y

Jacqueline D. Reses Chair and CEO, Lead Bank	53	I	2019	2025		C		Y

Kelly Tuminelli* CFO, TriNet	54	I	2021	2025	C			Y
● Committee Member C Committee Chairperson * Audit Committee Financial Expert ■ Director Nominee t Lead Independent Director
(1)Age as of the record date, March 20, 2023.
Board Governance Highlights

44%	100%	44%	49
Female Directors	Board Committees Chaired by Women	Racially / Ethnically Diverse Directors	Average Director Age

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Corporate Governance
and Board Matters
Status as a Controlled Company
As of March 1, 2023, Blackstone Inc. (“Blackstone” or our “Sponsor”) and Bryce Maddock and Jaspar Weir (our “Co-Founders” and each a “Co-Founder”) beneficially own approximately 96.3% of the combined voting power of our Class A common stock and Class B common stock. Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. Because of this ten-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively will continue to control a majority of the combined voting power of our common stock and therefore be able to control all matters submitted to our stockholders for approval so long as the shares of Class B common stock represent at least 9.1% of all outstanding shares of our Class A and Class B common stock. Each share of our Class B common stock may be convertible into one share of our Class A common stock at any time and will convert automatically upon certain transfers and upon the earlier of (i) June 10, 2028 and (ii) (x) with respect to Blackstone, the first date on which the aggregate number of outstanding shares of our Class B common stock held by Blackstone ceases to represent at least 5.0% of the aggregate number of our outstanding shares of common stock and (y) with respect to each Co-Founder, the first date on which the aggregate number of shares of our Class B common stock held by such Co-Founder ceases to represent at least 5.0% of the aggregate number of our outstanding shares of common stock.
As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. As a “controlled company,” we qualify for, and may elect to rely on, exemptions from certain corporate governance requirements, including the requirements (1) that a majority of our board of directors consist of independent directors, (2) that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Composition of our Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our amended and restated certificate of incorporation provides that the size of our board of directors may be set from time to time by our then current board of directors. Our board of directors currently consists of nine members.
Our amended and restated certificate of incorporation and bylaws classify our board of directors into three classes of directors, serving staggered three-year terms of office. Our board of directors has the exclusive power to fix the number of directors in each class. Jaspar Weir, Amit Dixit and Michelle Gonzalez are Class II directors with initial terms expiring at this Annual Meeting. Directors up for reelection at this Annual Meeting will be elected to a new three-year term expiring in 2026. Susir Kumar, Mukesh Mehta and Jill A. Greenthal are Class III directors with initial terms expiring at our 2024 Annual Meeting of Stockholders. Directors up for reelection at our 2024 Annual Meeting of Stockholders will be elected to a new three-year term expiring in 2027. Bryce Maddock, Kelly Tuminelli and Jacqueline D. Reses are Class I directors with terms expiring in 2025. Directors up for reelection at our 2025 Annual Meeting of Stockholders will be elected to a new three-year term expiring in 2028.
In connection with our initial public offering, (“IPO”) we entered into a stockholders agreement with our Sponsor, Bryce Maddock, Jaspar Weir, and certain entities affiliated with Bryce Maddock and Jaspar Weir (each of Bryce Maddock and his affiliated entities and Jaspar Weir and his affiliated entities referred to separately as a “Founder Group”) (the “Stockholders Agreement”), whereby, among other things, the parties agreed to certain matters relating to the Company’s corporate governance. The Stockholders Agreement provides that (i) each Founder Group has the right to designate one nominee for election to our board of directors so long as each such Group owns at least 5% of the total voting power of our common stock and (ii) otherwise the Founder Groups together have the right to designate one nominee for election to our board of directors so long as both Founder Groups in the aggregate own at least 5% of the total voting power of our common stock. Additionally, our Sponsor has the right to designate for election to the board of directors the following number of directors

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Corporate Governance and Board Matters
that is the lowest whole number that is greater than the percentage of total directors indicated in the right hand column of the table below, for so long as the shares beneficially owned by our Sponsor are equal to or greater than the percentage indicated in the left hand column of the table below:

Ownership Percentage	Director Designees
50%	50%
40% or greater, up to but not including 50%	40%
30% or greater, up to but not including 40%	30%
20% or greater, up to but not including 30%	20%
5% or greater, up to but not including 20%	10% (but at least one director)
For so long as the Stockholders Agreement remains in effect, directors designated by our Sponsor may only be removed with the consent of our Sponsor and directors designated by the Founder Groups may be removed only with the consent of our Co-Founders. In the case of a vacancy on our board created by the removal or resignation of such a director, the Stockholders Agreement requires us to nominate an individual designated by our Sponsor or our Co-Founders, respectively, for election to fill the vacancy. Amit Dixit and Mukesh Mehta were each designated by the Sponsor pursuant to the Stockholders Agreement.
Board Qualifications and Diversity
The Nominating and Environmental, Social and Governance ("ESG") Committee periodically reviews and recommends to our board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment and courage in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.
The Nominating and ESG Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the board of directors and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, technology background, compliance background, executive compensation background and the size, composition and combined expertise of the existing board. The board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the appropriate qualifications and composition to perform its oversight function effectively in light of the Company’s business and structure.
The Nominating and ESG Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s stockholders at the applicable annual meeting. The board also periodically assesses the qualifications and characteristics of our directors, as well as the mix of experience, qualifications and skills needed to meet the Company's current and future business needs, including racial and ethnic diversity and the board’s effectiveness in its consideration of diversity. We believe our board is well positioned to provide effective oversight and strategic advice to our management.

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Corporate Governance and Board Matters
The following table sets forth information with respect to our directors as of the record date:
Director Skills and Demographic Matrix

	Amit Dixit	Jill A. Greenthal	Michelle Gonzalez	Susir Kumar	Bryce Maddock	Mukesh Mehta	Jacqueline D. Reses	Kelly Tuminelli	Jaspar Weir
Skills
Senior Leadership Experience	●			●	●		●	●	●
Public Company Board Experience	●	●		●			●
Global Business Experience	●	●	●	●	●	●	●	●	●
Industry Expertise				●	●				●
Finance, Accounting and Risk Management	●	●	●			●	●	●
Information Technology, Artificial Intelligence and Cybersecurity			●	●			●	●
Business Development, M&A, and Growth	●	●	●	●	●	●	●	●	●
Identity
Asian	●			●		●
Hispanic or Latinx			●
White		●			●		●	●	●
Gender Identity	Male	Female	Female	Male	Male	Male	Female	Female	Male
Skills Definitions

Skill		Definition
●	Senior Leadership Experience	Experience as an executive member of corporate management at a large organization.
●	Public Company Board Experience	Experience serving on the board(s) of other public companies.
●	Global Business Experience	Experience working in global markets or with multinational companies, and demonstrates an understanding of the complexity and nuances of international environments.
●	Industry Expertise	Professional experience in areas relating to our existing or anticipated business operations.
●	Finance, Accounting and Risk Management	Significant expertise in corporate finance, financial accounting, financial reporting, or enterprise risk management.
●	Information Technology, Artificial Intelligence and Cybersecurity	Experience in technology-related business, technological functions or experience implementing innovative technological business strategies, including Artificial Intelligence, as well as an understanding of emerging technology trends, information security matters or significant expertise in oversight of information security matters.
●	Business Development, M&A, and Growth	Experience implementing and scaling organic and inorganic growth strategies, increasing revenue, building strategic partnerships to promote growth, identifying acquisition and business combination targets and analyzing cultural and strategic fit.

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Corporate Governance and Board Matters

Background:
Bryce Maddock co-founded TaskUs with Jaspar Weir in 2008. He has served as our Chief Executive Officer since 2008, as a member and acting chairperson of our board of directors since October 2018 and as chairperson of our board of directors since March 2023. In his role as Chief Executive Officer, Mr. Maddock leads our global operations.
Key Qualifications and Skills:
Mr. Maddock received a Bachelor's degree from New York University. We believe Mr. Maddock is qualified to serve on our board based on his executive leadership experience, global operations experience, and deep understanding of the industry, our business and our workforce.
Other Current Public Board Directorships:
•None
Previous Public Board Directorships (Past Five Years):
•None

Bryce Maddock
Age: 36
Director Since: 2018
Chairperson Since: 2023

Background:
Jaspar Weir co-founded TaskUs with Bryce Maddock in 2008. He has served as our President since 2008 and as a member of our board of directors since October 2018. In his role as President, Mr. Weir is focused on leading our transformational growth and corporate development.
Key Qualifications and Skills:
Mr. Weir received a Bachelor's degree from the University of Southern California. We believe that Mr. Weir is qualified to serve on our board based on his executive leadership experience, global operations experience, and deep understanding of the industry, our business and our workforce.
Other Current Public Board Directorships:
•None
Previous Public Board Directorships (Past Five Years):
•None

Jaspar Weir
Age: 37
Director Since: 2018

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Corporate Governance and Board Matters

Background:
Amit Dixit has served as a member of our board of directors since October 2018. Mr. Dixit is a Senior Managing Director and the Head of Asia Private Equity of our Sponsor, Blackstone, a leading global investment business investing in capital on behalf of pension funds, large institutions, and individuals. Since joining Blackstone in 2007, Mr. Dixit has been involved in various investments and investment opportunities in India and South Asia. Prior to that, he held the position of Principal at Warburg Pincus, a private equity firm.
Key Qualifications and Skills:
Mr. Dixit holds a Bachelor’s degree from the Indian Institute of Technology (Mumbai), a Master’s degree from Stanford University and an M.B.A. from Harvard Business School. We believe that Mr. Dixit is qualified to serve on our board due to his global mindset, experience working in emerging markets, executive management experience, and business development acumen.
Other Current Public Board Directorships:
•Mphasis Limited
•Sona BLW Precision Forgings Limited
•EPL Limited
Previous Public Board Directorships (Past Five Years):
•Jagran Prakashan Limited
•S H Kelkar and Company Limited

Amit Dixit
Age: 50
Director Since: 2018
Committees: Member, Compensation Committee; Member, Nominating and ESG Committee

Background:
Michelle Gonzalez has served as a member of our board of directors since April 2022. Ms. Gonzalez is Corporate Vice President and Global Head of M12, Microsoft’s venture capital fund with over 100 active private technology companies in its portfolio, a position she has held since 2021. At M12, Ms. Gonzalez leads a team of senior venture capital investors and operating professionals and is responsible for the overall fund strategy, investment decisions and portfolio management. Prior to joining Microsoft and M12 in 2019, Ms. Gonzalez was the Managing Partner for Area 120, Google’s internal incubator, where she led a transformation of the organization to align the strategy and investment criteria to key thematic areas within and adjacent to Google’s core businesses. Prior to joining Google, Ms. Gonzalez was an entrepreneur-in-residence and investor at Comcast Ventures and was previously a Partner at IBM Ventures and a senior product and business leader at Apple. Ms. Gonzalez currently serves on the board of directors of Databook and Spycloud.
Key Qualifications and Skills:
Ms. Gonzalez holds a Bachelor’s degree from the University of Oklahoma and a J.D. from Yale Law School. We believe Ms. Gonzalez is qualified to serve on our board of directors based on her strategic and operational experience as an executive officer and her extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies.
Other Current Public Board Directorships:
•None
Previous Public Board Directorships (Past Five Years):
•None

Michelle Gonzalez
Age: 46
Director Since: 2022
Committees: Member, Audit Committee; Member, Compensation Committee

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Corporate Governance and Board Matters

Background:
Jill A. Greenthal has served as a member of our board of directors since April 2022 and as lead independent director since March 2023. Ms. Greenthal was a Senior Managing Director and a Senior Advisor at Blackstone, our Sponsor, from 2007 until March 2022. Ms. Greenthal brings more than 30 years of financial and investment banking experience in M&A, Corporate Finance and highly structured transactions. Before joining Blackstone in 2003, Mr. Greenthal previously served as a Managing Director and held management positions at Credit Suisse, Donaldson Lufkin and Jenrette, and Lehman Brothers. Ms. Greenthal is a seasoned public company board member and also a trustee of the Dana-Farber Cancer Institute and BRIDGE Over Troubled Waters, an Advisor to the Museum of Fine Arts in Boston and an Honorary Trustee of the James Beard Foundation.
Key Qualifications and Skills:
Ms. Greenthal holds a Bachelor's degree from Simmons University and an M.B.A. from Harvard Business School. We believe Ms. Greenthal is qualified to serve on our board based on her extensive public company board experience, executive management experience, understanding of emerging markets and M&A, and qualifications as an audit committee financial expert.
Other Current Public Board Directorships:
•Cars.com
Previous Public Board Directorships (Past Five Years):
•Akamai Technologies
•Houghton Mifflin Harcourt
•Flex, Ltd.
•The Weather Channel

Jill A. Greenthal
Age: 66
Director Since: 2022
Lead Independent Director Since: 2023
Committees: Chair, Nominating and ESG Committee; Member, Audit Committee

Background:
Susir Kumar has served as a member of our board of directors since July 2019. Mr. Kumar founded Ingroup Consulting Services LLP, a transformation consulting firm, in May 2019 and served as its Managing Partner until January 2023. Prior to that, Mr. Kumar served as Chief Executive Officer of Intelenet Global Services, a Business Process Management company, from 2000 to 2015 and as its Chairman from September 2015 through September 2018. Prior to his service in Intelenet Global Services, Mr. Kumar held a senior leadership position in HDFC Bank (formerly known as HDFC Ltd.), India’s largest mortgage firm. He is currently the Chair of VFS Global and a board member of Sportz Village (formerly known as KOOH Sports).
Key Qualifications and Skills:
Mr. Kumar holds a Bachelor’s degree from Mangalore University and a Master’s degree from Mumbai University and is a member of the Institute of Company Secretaries of India. We believe that Mr. Kumar is qualified to serve on our board based on his extensive experience in the business process management industry, managing international workforce employees and his executive leadership experience.
Other Current Public Board Directorships:
•None
Previous Public Board Directorships (Past Five Years):
•None

Susir Kumar
Age: 57
Director Since: 2019
Committees: Member, Nominating and ESG Committee

9

Corporate Governance and Board Matters

Background:
Mukesh Mehta has served as a member of our board of directors since October 2018. Mr. Mehta serves as a Senior Managing Director in the Private Equity Group of our Sponsor, Blackstone. Mr. Mehta is involved in several transactions including the acquisition of Piramal Glass Division and Aadhar Housing Finance. Prior to joining Blackstone in August 2016, Mr. Mehta was a Vice President in the Private Equity division of The Carlyle Group, a private equity firm, from May 2006 to July 2016. Prior to Carlyle, Mr. Mehta worked in the Investment Banking Division at Citigroup from January 2004 to May 2006 and in the Assurance and Business Advisory Group at PricewaterhouseCoopers LLP. He is currently a board member of VFS Global, Aadhar Housing Finance Limited and Piramal Glass Ltd.
Key Qualifications and Skills:
Mr. Mehta earned his Bachelor’s degree from the University of Mumbai, is a chartered accountant in India and holds a Master’s degree from Mumbai University. We believe Mr. Mehta is qualified to serve on our board based on his executive leadership experience, global mindset, and deep understanding of capital markets and business development.
Other Current Public Board Directorships:
•None
Previous Public Board Directorships (Past Five Years):
•None

Mukesh Mehta
Age: 42
Director Since: 2018
Committees: Member, Compensation Committee

Background:
Jacqueline D. Reses has served as a member of our board of directors since July 2019. Ms. Reses is the Chair and CEO of Lead Bank, an independent commercial bank, a position she has held since 2021. Lead Bank was acquired in 2022 by Luna Parent, Inc. of which Ms. Reses was a co-founder and served as CEO. Ms. Reses previously served as Executive Chairman of Square Financial Services LLC and Capital Lead at Block, Inc. (formerly known as Square, Inc.), a publicly traded financial services company that provides payments, point of sale, and cashflow management services to small businesses and consumers, from October 2015 until October 2020. From February 2016 to July 2018, Ms. Reses also served as People Lead for Block, Inc. From September 2012 to October 2015, Ms. Reses served as Chief Development Officer of Yahoo! Inc. Prior to her time at Yahoo, Ms. Reses led the U.S. media group as a Partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001.
Key Qualifications and Skills:
Ms. Reses holds a Bachelor’s degree with honors from the Wharton School of the University of Pennsylvania. We believe Ms. Reses is qualified to serve on our board based on her extensive public company board experience, executive management experience, understanding of global business operations and human resources, and business development experience.
Other Current Public Board Directorships:
•Affirm Holdings, Inc.
•Endeavor Group Holdings, Inc.
•Nu Holdings Ltd.
Previous Public Board Directorships (Past Five Years):
•Context Logic
•Pershing Square Tontine Holdings
•Social Capital Hedosophia

Jacqueline D. Reses
Age: 53
Director Since: 2019
Committees: Chair, Compensation Committee

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Corporate Governance and Board Matters

Background:
Kelly Tuminelli has served as a member of our board of directors since September 2021. Ms. Tuminelli is the Executive Vice President and Chief Financial Officer of TriNet, a cloud-based professional employer organization providing HR solutions to businesses. Ms. Tuminelli joined TriNet in September 2020 as Executive Vice President of Finance and was appointed as Chief Financial Officer in October 2020. Ms. Tuminelli leads the finance and insurance services organizations at TriNet and is the executive sponsor of its Women@Work colleague resource group. Ms. Tuminelli is a seasoned financial executive bringing more than 30 years of financial services experience in the insurance, investment and consulting industries. Prior to joining TriNet, she served as the Executive Vice President and Chief Financial Officer at Genworth, an insurance company. In addition to her more than 15 years at Genworth in roles of increasing responsibility, Ms. Tuminelli previously held leadership roles at GE Capital and PricewaterhouseCoopers LLP. Ms. Tuminelli is a Certified Public Accountant and a Chartered Global Management Accountant. Ms. Tuminelli has served on the Board of MENTOR-Virginia, and is the past Chair for AMP! Metro Richmond, a Richmond-based middle school mentoring program. She also previously served as Chair of the American Heart Association’s Richmond-area Go Red for Women campaign.
Key Qualifications and Skills:
Ms. Tuminelli earned a Bachelor’s degree from the University of Washington, Seattle. We believe Ms. Tuminelli is qualified to serve on our board based on her extensive finance and accounting expertise, her executive management experience, and her qualifications as an audit committee financial expert.
Other Current Public Board Directorships:
•None
Previous Public Board Directorships (Past Five Years):
•None

Kelly Tuminelli
Age: 54
Director Since: 2021
Committees: Chair, Audit Committee

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Director Independence
Our board and the Nominating and ESG Committee have conducted their annual review of the independence of each director under the applicable Nasdaq and SEC independence standards. Based upon the Nominating and ESG Committee’s recommendation and our board’s own review and assessment, our board has affirmatively determined in its business judgment that Amit Dixit, Mukesh Mehta, Jacqueline D. Reses, Kelly Tuminelli, Michelle Gonzalez and Jill A. Greenthal, representing six of our nine directors, are “Independent Directors” as defined under the Nasdaq rules.
In connection with making its independence determinations, our board and the Nominating and ESG Committee considered that Mr. Dixit serves as Senior Managing Director and the Head of Asia Private Equity of the Sponsor and Mr. Mehta serves as Senior Managing Director in the Private Equity Group of the Sponsor. In addition, Mr. Dixit serves on the board of directors of Mphasis Limited, the parent company Mphasis Corporation, which in 2020 received certain payments from the Company. The board, upon the recommendation of the Nominating and ESG Committee, determined that each of these relationships satisfied the Nasdaq rules and would not interfere with the applicable director’s exercise of independent judgment in carrying out his responsibilities as a director.
Board Leadership Structure and Role of Lead Independent Director
Our board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. Our board believes that presently it is in the best interests of the Company for a single person to serve as both chairperson and Chief Executive Officer ("CEO"). Our board believes that our existing board leadership structure with Mr. Maddock serving as both chairperson of our board of directors and our CEO provides the most effective and efficient leadership for the Company and allows us to benefit from his in-depth knowledge of our business, talent and leadership in formulating and implementing the strategic transformation of the business, and his comprehensive understanding of the current market environment. Since 2018, Mr. Maddock has served as acting chairperson, and in March 2023, our board formalized this structure and upon the recommendation of the Nominating and ESG Committee, appointed Mr. Maddock to serve as chairperson.
Pursuant to our Corporate Governance Guidelines, whenever the chairperson of the board is also the CEO, the Nominating and ESG Committee may recommend to the board as necessary and appropriate an individual to serve as lead independent director of the board. Upon the recommendation of the Nominating and ESG Committee, our board appointed Jill A. Greenthal to serve as lead independent director in March 2023. Our lead independent director helps ensure board oversight and sound corporate governance and functions as a liaison with the chairperson. The board, upon the recommendation of the Nominating and ESG Committee, updated the Corporate Governance Guidelines to outline the lead independent director’s responsibilities and authorities, which include the following:
•presiding at meetings of the board at which the chairperson is not present, including executive sessions of the independent directors;
•approving information sent to the board and the schedule for board meetings;
•collaborating with the chairperson to develop meeting agendas for board meetings;
•facilitating the board's approval of the number and frequency of board meetings;
•serving as principal liaison on board-wide issues between the independent directors and the full board and between the full board and the chairperson;
•being available for consultation and communication with major stockholders upon request;
•authorizing the retention of outside advisors and consultants who report directly to the board on board-wide issues; and
•other functions at the request of the board.
Board and Committee Self-Assessments
In 2022, the board conducted a formal, multi-layer assessment that consisted of a detailed questionnaire completed by each director on a randomized and anonymized basis to assess the performance of the board and its committees and identify opportunities for enhancement. Each committee conducted a similar assessment of its composition and performance. The committees' results were discussed within each committee and shared with the board, and the board results were discussed by the board, and based on the feedback and discussion, management will propose action plans to address potential enhancements.
Director Attendance at Annual Meetings
Directors are expected to attend the Annual Meeting absent unusual circumstances. All director nominees and directors at the time attended our 2022 Annual Meeting.

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Board Meetings
During fiscal year 2022, the board met eight times. Each of our incumbent directors attended at least 75% of the board meetings and the respective committees of which he or she was a member during the such period when such incumbent director was a director during the fiscal year ended December 31, 2022.
Executive Sessions
In order to promote free and open discussion and communication among the independent directors, our Corporate Governance Guidelines require the independent directors to meet in executive session with no members of management present at least twice a year and at such other times as they deem appropriate. The lead independent director, or a director designated by the independent directors, as applicable, presides at the executive sessions. Each board and committee meeting agenda includes adequate time for an executive session of the independent directors.
Committees of the Board of Directors
Our board has an Audit Committee, a Compensation Committee and a Nominating and ESG Committee. These committees are each described below. Each of our board’s committees acts under a written charter, which was adopted and approved by our board of directors. Copies of the committees’ charters are available on our website at https://ir.taskus.com/corporate-governance/documents-charters.
Committees Meetings

Committee	Number of Meetings in Fiscal 2022
Audit Committee	10
Compensation Committee	4
Nominating and ESG Committee	4

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Audit Committee
Primary Responsibilities
Our Audit Committee, among other things, has responsibility for:
•the appointment, compensation, retention, oversight and, when necessary, termination of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including the resolution of disagreements between management and such firm regarding financial reporting);
•pre-approval of all auditing and non-auditing services (other than “prohibited non-audit services”) to be provided to the Company by its independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm any major issues arising as to the adequacy and effectiveness of the Company’s internal controls, any actions taken in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
•discussing with management and the independent registered public accounting firm the Company’s guidelines and policies with respect to our risk assessment and risk management;
•overseeing the Company's internal audit function;
•reviewing and discussing the Company’s IT security controls and evaluating the adequacy of the Company’s IT security program, compliance and controls with the Chief Information Officer; and
•establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Committee Members: Ms. Tuminelli (Chair) Ms. Gonzalez Ms. Greenthal

Independence: Each member of the Audit Committee qualifies as an “Independent Director” for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members.

Financial Literacy and Expertise:
Each of Ms. Tuminelli and Ms. Greenthal qualifies as an “audit committee financial expert” as defined by the SEC and Ms. Gonzalez qualifies as “financially literate” as defined by the SEC.

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Compensation Committee
Primary Responsibilities
Our Compensation Committee, among other things, has responsibility for:
•establishing, reviewing and approving the overall compensation philosophy of the Company;
•reviewing and approving the corporate goals and objectives relevant to the CEO and other executive officer compensation;
•evaluating the performance of the CEO and the other executive officers considering such goals and objectives and, either approving, or recommending to the board, the annual salary, bonus, and long-term incentives, of the CEO and the other executive officers;
•reviewing, approving and overseeing our equity plans;
•reviewing and recommending to the board the form and amount of director compensation, and making recommendations regarding director’s and officer’s indemnification and insurance matters;
•overseeing and approving the management continuity planning process: and
•appointing and overseeing any compensation consultant.

Committee Members: Ms. Reses (Chair) Mr. Dixit Ms. Gonzalez Mr. Mehta

Independence:
Each member of the Compensation Committee qualifies as an “Independent Director” for purposes of the SEC and Nasdaq independence rules that are applicable to compensation committee members.

Nominating and ESG Committee
Primary Responsibilities
Our Nominating and ESG Committee, among other things, has responsibility for:
•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to the Company and assisting the board in complying with them;
•overseeing the evaluation of the board and management;
•recommending members of the board to serve on committees of the board and evaluating the functions and performance of such committees;
•overseeing the environmental and corporate social responsibility matters as they pertain to the Company's business and strategy and identifying and reporting to the board on current and emerging environmental and social trends and issues that may affect the Company's business operations, performance and reputation; and
•otherwise taking a leadership role in shaping corporate governance and overseeing the strategy of the Company as it relates to environmental and social matters.

Committee Members: Ms. Greenthal (Chair) Mr. Dixit Mr. Kumar

Independence:
As a controlled company, we rely upon the exemption from the Nasdaq requirement that we have a nominating and corporate governance committee composed entirely of independent directors or that our director nominees be otherwise selected or recommended to the board by independent directors.

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Procedures for Recommending Individuals to Serve as Directors
The Nominating and ESG Committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by our Nominating and ESG Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and ESG Committee by sending an email to IR@taskus.com or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our amended and restated bylaws (“bylaws”) (which can be provided free of charge upon request by writing to our General Counsel and Corporate Secretary at the address listed above). The Nominating and ESG Committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director nominees.
The Nominating and ESG Committee occasionally utilizes independent search firms to help identify potential board candidates.

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Risk Oversight
Our board believes that effective risk management and control processes are critical to the Company’s safety and soundness, our ability to predict and manage the challenges that we may face and, ultimately, our long-term corporate success.
In general, management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity and financial risks, while our board, as a whole and through its committees, is responsible for the oversight of our risk management framework. Consistent with this approach, management reviews both the framework and certain specific risks with our board and the Audit Committee at regular board and Audit Committee meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents steps taken by management to eliminate or mitigate such risks. While our board is ultimately responsible for the risk oversight of our Company, the Audit Committee has primary responsibility for management and mitigation of the risks facing our Company, including major financial, operational, cybersecurity and control risks, and oversight of the measures initiated by management to monitor and control such risks. The Audit Committee also oversees the Company’s internal audit function, which is a global function that reports directly to the Audit Committee. Internal Audit provides independent assurance to the Audit Committee on the quality and effectiveness of the Company’s governance, control and risk management process through a systematic, audit-based approach which includes preparing and issuing the internal audit plan and following up on findings and recommendations as appropriate, and monitoring significant risk exposures and control issues.
The Audit Committee also monitors compliance with legal and regulatory requirements, considers and approves or disapproves any related person transactions, and reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. The Nominating and ESG Committee assists the board by overseeing director selection, evaluating environmental and social programs and reviewing and evaluating the effectiveness of and risks associated with board organization, membership and structure and corporate governance and making changes, as appropriate. Each committee charged with risk oversight reports to the board on those matters. Our board believes that the Company’s current leadership structure supports its risk oversight function.
ESG Strategy and Oversight
The board sets high standards for the Company's employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. As part of the board’s oversight of the management of the Company's business, it has delegated oversight of certain ESG, human capital and executive compensation matters and related risk topics to the board’s standing committees. The Nominating and ESG Committee has a leadership role in shaping the Company’s approach to corporate governance and overseeing the Company’s strategy as it relates to environmental and social matters. The Nominating and ESG Committee identifies and reports to the board on current and emerging environmental and social trends and issues that may affect the Company's business operations, performance and reputation. In addition, the Nominating and ESG Committee receives reports twice a year from the Company’s ESG working group, which is composed of members of senior management and subject matter experts representing the various functions and geographies of the Company. The Compensation Committee oversees the Company’s executive compensation program to further enhance the alignment of executive compensation with individual executive and corporate performance and the Company’s business strategy, including ESG components. As part of its oversight function, the Compensation Committee monitors risks related to the Company’s compensation policies and practices for all employees. The Audit Committee oversees the Company’s guidelines and policies with respect to risk assessment and risk management.

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Diversity, Inclusion and Sustainability

51%	47%	66%
Women in Our Workforce*	of Managers at all levels are Women*	of US employees are of ethnically diverse backgrounds*^
* As of December 31, 2022
^ US ethnically diverse background demographic information includes only US employees who choose to self-identify.
Diversity
Our commitment to Diversity, Equity and Inclusion ("DEI") is deeply rooted in our culture and our core values. We believe that a truly Ridiculous team is one where each individual brings a unique perspective to the table, and that the best results are achieved when people feel safe and empowered to be their authentic self. We aim to drive innovation and a higher business performance by focusing on the following pillars:
•Inclusive Hiring: welcoming talent from all walks of life, and sourcing talent from diverse backgrounds.
•Inclusive Practices: ensuring our practices and processes enable our leaders to make inclusive decisions.
•Inclusive Culture: nurturing an inclusive environment where we celebrate uniqueness and where everyone feels comfortable and appreciated by being their authentic self, including Employee Resource Groups ("ERGs") to educate, drive change and foster collaboration in the workplace.
•Community Outreach: giving back and supporting the communities in which we operate.
In 2022, we relaunched our DEI global strategy. Under this strategy, we continued to drive education and awareness for our Global Communities of Focus: Women, LGBTQIA+, Disabilities and Ethnic Diversity in the U.S., through various events with global and local scope, such as roundtable discussions with leaders and experts inside and outside of TaskUs, global learning sessions and discussion panels.
We launched a Global DEI dashboard hosted in the Workday platform, with the intent to understand the distribution and movement of our diverse talent, and drive our decisions based on data. In 2022, we also launched the first Global DEI Survey to understand our employees’ experience of inclusion and determine our priorities for 2023.
As of December 31, 2022, women made up 51% of our workforce and 47% of our managers at all levels. In the US, 66% of our employee respondents who chose to self-identify are of ethnically diverse backgrounds.
We have been globally recognized for our diversity and inclusion efforts. In 2022, we won several Comparably awards including Best Company for Culture, Best Company for Diversity and Best Company for Women and became a signatory to the UN Women Empowerment Principles. We were also named to the 2023 Bloomberg Gender-Equality Index.
Teammate Development
We invest heavily in our teammates' personal and career development. We believe that employees can be their best at work when they are happy, included, and empowered. Our frontline teammates are at the center of all our strategic initiatives in our career advancement programs. The following are the key tenets:
•Upskill teammates based on jobs to which they aspire.
•Provide a voluntary model based on self-initiative. We want to give our teammates the power to choose to invest in a career of their choice, at their own pace.
•Produce first-day-ready leaders to fuel the growth of the organization.
•Deliver self-paced learning, space for collaboration, and skill libraries for peer-to-peer learning via a digital ecosystem.
•Mentor future leaders through a group or one-to-one program.
To support our core values of “Continuous Self-Improvement” and “Always Strive for Excellence,” we launched The Academy, our preparatory and mentorship program that supports our teammates and team leaders by enabling them to

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acquire skills for future roles through digitally self-paced upskilling programs designed to produce first-day-ready leaders. The Academy for Teammates paves the way for new team leaders, learning experience leaders, quality assurance, and real-time analysts. The Academy for Team Leaders trains our team leaders to become future operation managers.
Our courses follow the Education-Exposure-Experience model. Learners start with our Education modules, which involve self-paced training materials. Under our Exposure modules, they will observe how the acquired skills are put into practice and participate in immersion activities through our collaborative learning platforms. Finally, in their Experience modules, they will need to accomplish skills demonstrations together with a mentor in order to receive feedback.
Teammate Engagement
We listen to our employees through a variety of methods including coaching sessions, regular one on one meetings and feedback forms. We perform quarterly employee surveys to analyze and continue to improve our employee experience. Our in-house assessment tool allows our leaders to focus more on coaching and development of their teams, enabling them to have a better understanding of their performance to determine a path for growth and development. We leverage this feedback to drive continuous improvement, and conduct quality control to ensure global consistency. Our primary culture-related goal metric is eNPS, the single most important barometer we use to measure employee engagement. In 2022, our eNPS was 65, and 75% of our employees who participated rated us 9 or 10 on a scale of 10.
Our ability to maintain high eNPS scores enables us to drive real business impact. We believe it drives improved attendance as our teammates show up on time and excited to work. We believe happy employees deliver better results and higher retention. The voluntary attrition rate for employees who were employed by TaskUs for more than 180 days was 26.0% for the year ended December 31, 2022.
Inclusive Culture
With our people at the core of our operations, we have initiated several programs that nurture our corporate culture and instill greater camaraderie among our employees. The Company holds several family-related initiatives as well as different activities with our teammates. For instance, we hold Pride events and activities every year during Pride Month to celebrate and support our LGBTQIA+ employees and community, and each site holds their own Year-End Party to celebrate the holidays with one another.
We also engage our employees through various interest groups within the Company. We have different interest clubs and ERGs that help employees to discover and practice their passions and promote safe spaces through learning and engagement. ERGs are also encouraged by Company leadership to initiate changes and/or push for policies relevant to their advocacy to be implemented within the Company. In the Philippines, our Unicorn@TaskUs ERG aims to build an inclusive environment to support our LGBTQIA+ and ally employees. In 2022, we began organizing our Disability@TaskUs ERG in the Philippines to grow support and awareness for those with physical or mental disabilities.
Corporate and Social Responsibility
At TaskUs, we believe in doing well by doing good. We are committed to integrating positive social, environmental and ethical practices into our business, and giving back to the local communities that have afforded us incredible opportunity. We give back as a company, but also encourage our local sites to give back and volunteer. In addition, we provide our clients and potential clients opportunities to get involved in our social responsibility initiatives, which fosters deeper client relationships. As a professional services company, the largest direct aspect of our environmental footprint include greenhouse gas emissions related to electricity used in our offices and travel, which we do not believe to be significant.
We think of Corporate and Social Responsibility as an extension of our culture, and through our focused efforts in the areas of education, environment, and DEI we create positive change while strengthening our business.
Community Outreach
In 2022, TaskUs conducted various fundraisers for communities and advocate groups around our sites in different geographies, covering elderly, military veterans, orphanages, children in need of school supplies, children with special needs, communities in hunger, animal welfare, and environmental efforts. The following are some of these initiatives:
•In the Philippines, as part of the TaskUs Next-Gen Scholarship, TaskUs paid for the private education for more than 1,100 TaskUs employees, breaking last year’s record for the biggest cohort in the history of the program. Given this program's success, it is now being introduced in India as well.
•TaskUs partnered with GivePowerTrek to send TaskUs volunteers to provide solar power grids to remote communities without access to electricity. Our teammates installed a solar generator to power the Halian Elementary School and the

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Isla Solomon Youth Center, creating a safe space where the youth can play and learn, and where the communities can convene around their charging station.
•Among the various Disability Inclusivity programs this year, TaskUs held Volunteer ThisAbility in partnership with the Philippine Business and Disability Network which aims to help persons with disabilities outside of TaskUs learn new skills, and connect with their peers and professionals. The program also helps TaskUs employees develop a nuanced understanding of disability and issues encountered by persons with disabilities, and share their skills that can improve access to opportunities.
•The DEI team hosted a global Earth Day competition and challenged our teammates to express what Earth Day means to them in a form of art, which resulted in over 120 submissions. Our sites in Tijuana, Philippines, and San Antonio participated in local Earth Day activities to help protect our planet. Tijuana did a beach cleanup, San Antonio cleaned up and helped plant a garden, and our Philippines team worked with their local government to host a safe tree-planting outreach event.
•Food Forward is our main fundraising channel present in every TaskUs office in the Philippines. Patterned after the “Pay It Forward” concept, the Company provides its employees with a complete and balanced meal every day in exchange for a nominal donation to fund our various social responsibility projects. This program serves meals to TaskUs employees in the hopes of inspiring them to help their local community and together, we have worked with over 20 different community partners that serve displaced indigent children, out of school youth, public schools, animal welfare, senior citizens, victims of domestic violence, victims of human-trafficking, the elderly and homeless, members of the LGBTQIA+ community, as well as adults and children with disabilities. While COVID-19 has limited this initiative, we expect it will ramp-up as teammates continue to return to our facilities.
•In 2022, TaskUs entered into a partnership with the local government of Imus called “Career Forward: An Imuseño’s Journey to Being Ridiculously Good” to provide local residents with fundamental skills training for a sustainable career in outsourcing. Through this partnership, TaskUs provides training and support in areas including language assessments, communication skills training, customer handling, and employee wellness to students from Imus Vocational Technical School.
•In the Americas and Europe, we supported our employee’s children by providing backpacks full of supplies to get them prepared for the new school year. In San Antonio, New Braunfels, Tijuana, and Colombia, our Teammates picked up a total of 416 backpacks, and 114 were sent to our remote offices. Europe gave each teammate in need a gift card to use for supplies.
•In India, TaskUs partnered with Robin Hood Army, a volunteer-based, zero-funds organization that works with public and private institutions to address the local ongoing food crisis. TaskUs India employees in Indore, Gurugram, and Mohali donated wheat, flour, rice, salt, and other food supplies, which Robin Hood Army and TaskUs volunteers distributed to the most vulnerable groups in nearby communities.
Health and Safety
Employee Wellness + Resiliency
TaskUs has a dedicated Wellness + Resiliency Department supporting employee success and wellness, leveraging on clinician-led and research-based health and safety programming, providing true end-to-end support to employees. Additionally, TaskUs addresses wellness throughout the employee life-cycle with attention to wellness recruitment practices, onboarding practices, during employment, and even post-employment care. The Wellness + Resiliency Programming scope and reach follows a preventative care approach, leveraging existing best practices in the industries of mental health care, medicine, and occupational health and safety to inform the type, scope and degree of interventions. Our offerings include global life coaching and the Resiliency Studio, which is a health and safety program to bolster brain health and protect employees from the potential effects of content moderation. We also have a dedicated behavioral health research team committed to enhancing employees’ mental health through innovative research and enhanced data collection.
Facilities
Our employees have access to gyms, nursing clinics, day cares and nap rooms. Our Facilities team works alongside our Wellness team in designing our sites. Employees also have access to licensed mental health professionals, clinical skills training groups, transformational coaching and psycho-education awareness programs to promote a safe working environment where employees succeed and thrive.
Environmental Sustainability Policies and Practices
Sustainability has historically been and continues to be a key consideration to our operations at TaskUs. We began as a fully cloud-based organization, allowing for an asset-light approach to working with clients. We have various programs in facilities to encourage recycling, efficient energy usage, and water conservation as well as policies to limit the presence of single-use plastics in our sites. As of December 31, 2022, more than 50% of our teammates were working 100% remotely or utilizing a

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hybrid model. We expect to continue to utilize a partial work-from-home model moving forward, which should allow us to grow our team faster than we grow our footprint over time. In addition, our long-term commitment to support a novel fixed-price virtual power purchase agreement will bring a new solar plant to Texas and accelerate our long-term environmental goals.
In 2022, we released our 2021 ESG metrics aligned with the Sustainability Accounting Standards Board ("SASB") framework. This is the first step in our ESG disclosure process and we will continue to showcase our strong commitment to corporate responsibility. We are currently measuring our fiscal year 2022 emissions data.

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Stockholder Engagement
We believe that regular communication with our stockholders is an important driver of our long-term success as a public company. Throughout the year, our CEO, Chief Financial Officer, Chief Customer Officer and Investor Relations team regularly engages with our stockholders through public quarterly conference calls, investment conferences, investor roadshows, and in-person and virtual meetings. In 2022, we participated in eight investor conferences held by the banks from some of our covering sell-side analysts. We conducted multiple in-person non-deal roadshows every quarter including in New York, Boston, Chicago, San Francisco and Los Angeles. We also conducted numerous virtual non-deal roadshows engaging with investors in the US as well as in India, Singapore, Australia, and throughout Europe. We communicated with our covering sell-side analysts on a regular basis. In 2022, discussion topics with investors included TaskUs’s business model, growth strategy, financial and sales performance, industry positioning, acquisition strategy, and both risks and opportunities within the business services market in which we operate.
In 2022, TaskUs initiated outreach on corporate governance, ESG and disclosure topics and invited our largest investors to discuss our ESG initiatives and any other specific areas of interest. Members of our Legal and Investor Relations teams as well as the Chair of our Nominating and ESG Committee participated in this outreach. This ongoing stockholder engagement and dialogue fosters a better understanding of stockholder expectations and viewpoints, and the feedback on our ESG practices and corporate governance were shared with the board and executive leadership. In response to stockholder input regarding proxy disclosures, we have enhanced our disclosure to include an updated detailed director skills matrix in this proxy statement. In addition, following the discussions with stockholders about our corporate structure, our board appointed Jill A. Greenthal as our lead independent director in March 2023.
Our team appreciates the opportunity to engage with our investors and can be reached via the Investor Relation team’s email address: IR@taskus.com.
Communications with Directors
Under our Corporate Governance Guidelines, our CEO is responsible for establishing effective communications with all interested parties, including stockholders of the Company. It is the policy of the Company that management speaks for the Company. This policy does not preclude non-management directors from communicating with stockholders or other interested parties, but it is expected that, in most circumstances, any such communications will be coordinated with management. In all cases, any communications by directors or employees of the Company are subject to the Company’s disclosure policies.
The Company encourages engagement from stockholders and provides materials that include detailed financial and operational performance on the corporate website and within the Investor Relations section of our website (https://ir.taskus.com).
Stockholders and other interested parties who wish to communicate with our board or any individual director may do so by one of the following methods:
•sending an email to IR@taskus.com;
•in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, New Braunfels, Texas 78132; or
•for accounting related issues, sending an email to AuditCommittee@TaskUs.com.
Communications we receive that relate to accounting, internal accounting controls, auditing matters or securities law matters will be referred to the Audit Committee unless the communication is directed otherwise. Stockholders and other interested parties may communicate anonymously and/or confidentially. Each communication will be reviewed by our General Counsel and Corporate Secretary to determine whether it is appropriate for presentation to our board or the applicable individual director(s). The purpose of this screening is to allow our board (or the applicable individual director(s)) to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, product inquiries or any offensive or otherwise inappropriate materials).
Global Code of Conduct
Our board has adopted a Global Code of Conduct (the “Code”) relating to the conduct of our business by all of our employees, executive officers (including our principal executive officers, principal financial officer and principal accounting officer (or persons performing similar functions)), and directors. This Code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at https://ir.taskus.com/corporate-governance/

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Corporate Governance and Board Matters
documents-charters. To the extent required under the listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this Code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.
Corporate Governance Guidelines
Our board has also adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our board of directors and its committees operate. These principles cover a number of areas, including the role and responsibilities of our board of directors, board composition and leadership structure, director independence, selection of Chairperson, director qualification standards, director orientation and continuing education, board meetings, executive sessions, board committees, succession planning, annual board assessments, director compensation, stockholder engagement and others. A copy of our corporate governance guidelines is available on our website at https://ir.taskus.com/corporate-governance/documents-charters.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal year 2022 were Messrs. Dixit and Mehta and Mses. Reses and Gonzalez. Messrs. Maddock and Weir were members of our board during fiscal year 2022. Other than Messrs. Maddock and Weir, none of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or Compensation Committee (or other committee performing equivalent functions), of any entity that has one or more executive officers who served on our board of directors or Compensation Committee.
Prohibitions on Hedging and Pledging Transactions
Under our Securities Trading Policy our directors and employees (including our officers), as well as their family members and their controlled entities, are specifically prohibited from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery) or engaging in speculative trading (e.g., “day-trading”) that is intended to take advantage of short term price fluctuations. In addition, our directors and employees (including our officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Finally, our Securities Trading Policy prohibits our directors and employees (including our officers), as well as their family members and their controlled entities, whether or not in possession of material non-public information, from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.

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Proposal One:
Election of Directors
There are three Class II directors whose term of office expires at the Annual Meeting. Our Nominating and ESG Committee has recommended, and our board has approved, Jaspar Weir, Amit Dixit and Michelle Gonzalez as nominees for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, each nominee will serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, retirement, disqualification or removal. Information concerning these nominees and other continuing directors appears under “—Composition of our Board of Directors” above. Each nominee has consented to serve as a director, if elected, and all of the nominees are currently directors. Each nominee was appointed to our board prior to our IPO, except Ms. Gonzalez, who joined our board as an independent director in April 2022. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by our board, or alternatively, our board may leave a vacancy on our board or reduce the size of our board.
Each director is elected by a plurality of the votes cast. “Plurality” means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. Stockholders may vote “For” any or all of the nominees or “Withhold” with respect any or all of the nominees named in this Proposal 1. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

FOR	OUR BOARD, UPON RECOMMENDATION OF OUR NOMINATING AND ESG COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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Executive Officers
The following individuals constitute our executive officers*:

Name	Age	Position
Bryce Maddock	36	Chief Executive Officer, Co-Founder and Chairperson
Jaspar Weir	37	President, Co-Founder and Director
Balaji Sekar	47	Chief Financial Officer
Jarrod Johnson	45	Chief Customer Officer
Stephan Daoust	48	Chief Operating Officer
Claudia Walsh	47	General Counsel and Corporate Secretary
* As of the proxy filing date.
Biographies of each of Messrs. Maddock and Weir appear above under “—Composition of our Board of Directors.”
Biographies of the remaining executive officers appear below:
Balaji Sekar. Mr. Sekar has served as the Company’s Chief Financial Officer since August 2016. Prior to joining the Company, Mr. Sekar held the position of Chief Financial Officer of PatientSafe Solutions from August 2015 to July 2016 and Chief Financial Officer of Sutherland Healthcare Solutions from July 2013 to July 2015, as well as other senior-level positions at Sutherland Global Services. Mr. Sekar received a Master’s of Business Administration from the University of Chicago, Booth School of Business, is a Chartered Accountant from India, and received a Bachelor of Commerce from the University of Madras in India.
Jarrod Johnson. Mr. Johnson has served as the Company’s Chief Customer Officer since January 2018 and Senior Vice President of Business Development from October 2016 through December 2017. Prior to joining the Company, Mr. Johnson held the position of Senior Vice President, Business Development at FacilitySource, a facility management company, from 2014 to August 2016, Senior Vice President and Group President at Xerox Business Services (formerly Affiliated Computer Services), an enterprises services company, from 2008 to 2014, and multiple positions over 10 years at IBM Corporation from 1999 to 2008. Mr. Johnson received a Master’s of Business Administration, Fuqua School of Business, at Duke University and a Bachelor of Arts from Gustavus Adolphus College.
Stephan Daoust. Mr. Daoust has served as the Company’s Chief Operating Officer since January 2021. Prior to joining the Company, Mr. Daoust spent 14 months serving as Senior Vice President and Country Leader for Operations and Delivery for Concentrix Philippines, a business services company providing customer experience solutions and technology. Before that he spent 19 years with Convergys, a provider of customer management and information management products that merged with Concentrix in 2018, holding multiple senior roles including Group Vice President, Vice President of Operations Northern EMEA and Vice President of International Business. Mr. Daoust holds a Bachelor of Arts in Law and Justice from Laurentian University and a law degree LLB from Moncton University.
Claudia Walsh. Ms. Walsh has served as the Company’s General Counsel and Corporate Secretary since October 2021. Prior to joining the Company, Ms. Walsh was Legal Director at Facebook (now Meta), a multinational technology company focused on bringing the world closer together, from 2019 to 2021, General Counsel at Verily Life Sciences, an Alphabet company devoted to bringing the promise of precision health to everyone, from 2015 to 2019, Legal Director at Google, a multinational technology company that specializes in Internet-related products and services, from 2007 to 2015, and Associate at Morrison & Foerster, a multinational law firm headquartered in California. Ms. Walsh earned a Bachelor’s degree from Stanford University and a J.D. from University of California, College of the Law, San Francisco.

25

Executive and Director Compensation
We are providing compensation disclosure that satisfies the scaled disclosure requirements applicable to Emerging Growth Companies (“EGCs”), as defined in the Jumpstart our Business Startups ("JOBS") Act. As an EGC, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”). These rules require compensation disclosure for our principal executive and the two most highly compensated executive officers other than our CEO, collectively, our named executive officers (“NEOs”).
For 2022, our NEOs were as follows:

Bryce Maddock	Claudia Walsh	Stephan Daoust
Chief Executive Officer, Co-Founder and Chairperson	General Counsel and Corporate Secretary	Chief Operating Officer

2022 Financial and Operational Performance Highlights
Our goal is to build the world’s largest tech-enabled service provider through Digital Customer Experience, Trust and Safety, and AI Services. In 2022, we delivered strong performance results across several key performance metrics, including revenue growth, Net Revenue Retention Rate, Adjusted EBITDA, and new client win rate. Performance highlights for 2022 are as follows:
•Revenue grew over 26% from 2021
•Net Revenue retention rate of 114%
•Adjusted EBITDA margin of 23.2%(1)
•New client win rate of 43%
We continued to grow revenue, despite challenging macroeconomic developments during 2022. As certain of our clients focused on cost management and elected to shift work from the United States to the Philippines, India and Rest of World in 2022, we worked with clients to deliver service out of their optimal geography, which allows us to serve them better in the long-term. We won 40 new clients in 2022, achieving a 43% new client win rate, and 63 current clients signed new statements of work with us.
(1)Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the period presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, severance costs and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP.

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Executive and Director Compensation
Executive Compensation Philosophy and Objectives
We design our compensation programs to attract, motivate, and retain team members who will continue to deliver on Ridiculously Good next-generation digital outsourcing to the most innovative brands in the world.
Our programs create strong links between individual and Company performance and align with the long-term interests of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
1.Reflect and enhance our culture, mission, and values, differentiating us from typical legacy providers
2.Create strong links between performance and pay, by delivering a majority of our executives’ pay through short-term and long-term performance-based incentives that effectively align pay with both Company and individual performance
3.Provide strong alignment with our stockholders, through market-leading, broad-based equity plans designed to attract, motivate, and retain Ridiculously Talented team members who drive our success
4.Balance market competitiveness, pay equity, and compliance with cost effectiveness, to ensure pay levels are in line with our compensation philosophy while considering the cost of any program changes, and optimizing the financial impact of programs
5.Adapt to the changing needs of our business and our team members in the ever-evolving global environment
Our CEO's compensation program is almost entirely long-term focused to align with the interest of our stockholders, reward aggressive growth, and encourage retention. There is a limited focus on short-term outcomes and relatively low cash compensation.
Executive Compensation Program Elements
For 2022, the Compensation Committee approved an executive compensation program based on our pay for performance philosophy that is designed to align our executive officers’ compensation with the key drivers of profitable growth. The core elements of our 2022 compensation program include the following:
•Base Salary - compensates for the day-to-day performance of our employees, while rewarding an individual’s current contributions, and reflects the scope of the individual’s role and responsibilities
•Annual Incentive Plan - rewards successful achievement of annual objectives and incentivizes outstanding performance
•Long-Term Incentive - equity-based compensation that rewards the creation of long-term value, aligns executive and stockholder interests, recognizes potential for future performance, and encourages employee retention
Summary Compensation Table
The following table sets forth the compensation earned during the applicable year by our NEOs. Ms. Walsh and Mr.
Daoust were not NEOs for 2021.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Bryce Maddock Chief Executive Officer and Chairperson	2022	30,000	—	—	1,221	31,221
	2021	30,000	4,468,329	31,940,705	197,253	36,636,287
Claudia Walsh General Counsel and Corporate Secretary	2022	350,000	1,444,250	1,972,500	23,774	3,790,524
Stephan Daoust Chief Operating Officer	2022	350,000	—	—	34,590	384,590
(1)This column reflects the grant date fair value of stock options granted in each applicable year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. For Mr. Maddock, the grant date was June 10, 2021 and such options were granted with an exercise price of $23.00 per share. For Ms. Walsh, the grant date was April 1, 2022 and such options were granted with an exercise price of $39.45 per share.
(2)Assumptions used in the calculations of these amounts are included in Note 11 to the consolidated financial statements contained in our Annual Report on Form 10-K for fiscal year ended December 31, 2022.
(3)This column reflects the grant date fair value of performance- and time-based restricted stock units granted in the applicable year computed in accordance with FASB ASC 718. Such value for time-based restricted stock units (RSUs) is based on the closing price per share of Class A common stock on the date of grant and the number of units granted. Performance-based restricted stock units (PSUs) were granted in 2021 to Mr. Maddock and are shown based on the probable outcome of the applicable performance conditions on the date of grant. No PSU were granted to any NEO's in 2022.
(4)The amounts reported in this column for 2022 reflect 401(k) matching contributions made on behalf of each executive. With respect to Ms. Walsh, the amounts reported include personal office space reimbursements of $14,152 and $7,480 in related tax reimbursements. With respect to Mr. Daoust, the amounts reported include personal legal fees of $17,787 incurred on behalf of the executive, per the terms of his offer letter, and $5,725 in related tax reimbursements.

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Executive and Director Compensation
Narrative Disclosure to Summary Compensation Table
Base Salary
We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component is a fixed element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be adjusted based on individual performance, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto.
Mr. Maddock’s 2022 base salary remained at $30,000.
Each of Ms. Walsh and Mr. Daoust's 2022 base salary levels were set at $350,000, in each case in connection with their commencement of employment with us.
Annual Incentive Plan Compensation
In order to motivate our employees, including our named executive officers, to pursue short-term financial goals that contribute to our long-term strategy, we provide them the opportunity to participate in an annual cash incentive plan (the “AIP”). The target amounts our named executive officers are eligible to earn under the AIP are expressed as a percentage of base salary. For each of Ms. Walsh and Mr. Daoust, these were set at 50% of their base salary level for 2022. In 2022, Mr. Maddock forfeited eligibility to receive a cash bonus under the AIP.
Payouts for each of Ms. Walsh and Mr. Daoust could be earned under the 2022 AIP based on our performance against annual revenue and Adjusted EBITDA targets with a potential payout range of 0 - 200% of target as shown in the table below.

		2022 Revenue ($M)
		<975	>=1025	>=1050	>=1075	>=1100	>=1125	>=1150	>=1175	>=1200
Adjusted EBITDA (%)	<22.0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	>=22.0%	0%	50%	60%	70%	80%	85%	90%	95%	100%
	>=22.5%	0%	60%	70%	80%	90%	95%	100%	103%	105%
	>=23.0%	0%	70%	80%	90%	100%	103%	105%	108%	110%
	>=23.5%	0%	75%	85%	95%	105%	128%	150%	153%	155%
	>=24.0%	0%	80%	90%	100%	110%	133%	155%	178%	200%
(1)Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the period presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, severance costs and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP.
We achieved Revenue and Adjusted EBITDA performance for 2022 of $960.5 million and 23.2% respectively, in each case below the threshold required under the AIP, resulting in no annual bonuses for our NEOs in 2022.
Long-Term Equity Incentive Compensation
In 2022, our Compensation Committee approved awards of restricted stock units ("RSUs") and stock options under our 2021 Omnibus Incentive Plan to Ms. Walsh, as part of her annual review. In recognition of the Founder Equity Award granted to Mr. Maddock at our 2021 IPO, the Committee did not approve any additional equity awards for Mr. Maddock in 2022. Similarly, in recognition of RSUs and stock options granted to Mr. Daoust in June of 2021, he did not receive any equity awards in 2022.
Restricted Stock Units. The RSU award agreement with Ms. Walsh provides that 25% of the RSUs vest on each anniversary of the grant date, such that they will be fully vested on the fourth anniversary of the grant date, subject to continuous service through each vesting date. The RSUs are subject to the following vesting acceleration terms:
•Upon a termination of the executive’s continuous service by us without cause prior to the first anniversary of the grant date, subject to the participant's execution of a release and non-solicitation agreement (a "release"), the first (25%) tranche of the RSUs will fully vest in connection with such termination. In the event of such termination, any of our Class A common stock deliverable in settlement of vested RSUs will be delivered on the date such release becomes irrevocable.

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Executive and Director Compensation
•In the event of a Change in Control (as defined in our 2021 Omnibus Incentive Plan) of the Company, if either (i) the RSUs are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity; or (ii) the executive experiences a termination without cause or due to death or disability at any time following a Change in Control in which the RSUs are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested RSUs will fully vest in connection with such Change in Control or termination, as applicable (i.e.,"double trigger").
Stock Options. The stock options granted to Ms. Walsh vest 25% on each anniversary of the grant date, such that they will be fully vested on the fourth anniversary of the grant date, subject to continuous service through each vesting date. The exercise price of each of the stock option grants were set at the closing price per share of our common stock on the Nasdaq Global Select Market on the grant date. The options are subject to the following vesting acceleration terms:
•Upon a termination of the executive’s continuous service by us without cause prior to the first anniversary of the grant date, subject to the participant's execution of a release, the first (25%) tranche of options will vest on the date such release becomes irrevocable. The executive may only exercise such accelerated options during the 90-day period following the date on which such options would have otherwise vested.
•In the event of a Change in Control of the Company, if either (i) the options are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity; or (ii) the executive experiences a termination without cause or due to death or disability at any time following the Change in Control in which the options are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested options will fully vest in connection with such Change in Control or termination, as applicable (i.e., "double trigger").
Details on the number of RSUs and options awarded to Ms. Walsh are set forth below:

Name	Grant Date	RSUs	Options
Claudia Walsh	04/01/2022	50,000	100,000
Retirement and Other Benefits
Our named executive officers are eligible to receive the same benefits we provide, and to participate in all plans we offer, to other full-time employees, including health and dental insurance, group term life insurance, short- and long-term disability insurance, other health and welfare benefits, our 401(k) Savings Plan and other voluntary benefits. For 2022, we provided matching contributions under our 401(k) Savings Plan equal to 100% of employee contributions up to 3% of the participant’s eligible compensation, plus 50% of the next 2% of the participant’s contributed eligible compensation.
Limited Perquisites
Executive perquisites are not part of our general compensation philosophy; however, we provide limited perquisites and personal benefits that are not generally available to all employees when necessary to attract and retain top talent.

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Executive and Director Compensation
Outstanding Equity Awards as of December 31, 2022
The following table sets forth outstanding unvested equity awards held by our named executive officers as of December 31, 2022.

	Option Awards				Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Bryce Maddock	206,688	344,489(2)	23.00	6/10/31
					688,972(3)	11,643,627
							1,653,530(4)	27,944,657
Claudia Walsh	16,846	50,539(5)	59.36	10/28/31
					50,539(6)	854,109
		100,000(7)	39.45	4/1/32
					50,000(8)	845,000
Stephan Daoust	52,174	156,522(9)	23.00	6/10/31
					91,305(10)	1,543,055
(1)The market value in this column is based on the closing price of $16.90 per share as of December 30, 2022, the last trading day of 2022, for our Class A Common Stock as listed on The Nasdaq Stock Market.
(2)These options vest quarterly in equal installments on March 15, 2023, June 15, 2023, September 15, 2023, December 15, 2023, March 15, 2024, June 15, 2024, September 15, 2024, December 15, 2024, March 15, 2025, and June 15, 2025.
(3)These RSUs vest quarterly in equal installments on March 15, 2023, June 15, 2023, September 15, 2023, December 15, 2023, March 15, 2024, June 15, 2024, September 15, 2024, December 15, 2024, March 15, 2025, and June 15, 2025.
(4)These PSUs were granted in connection with our IPO in three performance tranches and vest annually based on our enterprise value compound annual growth rate over various performance period beginning on the grant date and ending on the fourth anniversary of the grant date. The Tranche I PSUs will vest for each performance period only if we achieve an enterprise value CAGR of at least 15% for such performance period, the Tranche II PSUs will vest for each performance period only if we achieve an enterprise value CAGR of at least 25% for such performance period and the Tranche III PSUs will vest for each performance period only if we achieve an enterprise value CAGR of at least 35% for such performance period, generally subject to Mr. Maddock’s continued employment through the last day of each applicable performance period. 20% of each tranche is eligible to vest for the performance periods beginning on the date of grant and ending on the first, second, and third anniversaries of June 15, 2021, and 40% will be eligible to vest for the performance period beginning on the date of grant and ending on June 15, 2025. Any PSUs that do not vest prior to the fourth anniversary of the grant date will be automatically terminated without consideration. The number of PSUs reported represents 100% of the number of PSUs awarded on the grant date. The number that would be received upon vesting, if any, may range from 0% to 100% of the number shown. No PSUs were earned for the performance period ended June 15, 2022.
(5)These options vest annually in equal installments on October 28, 2023, October 28, 2024, and October 28, 2025.
(6)These RSUs vest annually in equal installments on October 28, 2023, October 28, 2024, and October 28, 2025.
(7)These options vest annually in equal installments on April 1, 2023, April 1, 2024, April 1, 2025, and April 1 2026.
(8)These RSUs vest annually in equal installments on April 1, 2023, April 1, 2024, April 1, 2025, and April 1 2026.
(9)These options vest annually in equal installments on June 15, 2023, June 15, 2024, and June 15, 2025.
(10)These RSUs vest annually in equal installments on June 15, 2023, June 15, 2024, and June 15, 2025.

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Executive and Director Compensation
Employment Agreements, Termination and Change in Control Provisions
Employment and Severance Arrangements
TaskUs Holdings, Inc. has entered into an Employment Agreement with Mr. Maddock pursuant to which Mr. Maddock serves as our Chief Executive Officer. In connection with our IPO, this agreement was assigned to, and assumed by, the Company with all determinations to be made by the board of directors of TaskUs Holdings, Inc. thereunder to be made by our board of directors. The agreement is effective through the date on which the executive’s employment terminates, which termination may be made by either us or the executive at any time, with or without notice, for any reason whatsoever. Pursuant to this agreement, each year, our board of directors will determine in good faith (i) an annual base salary increase and (ii) an annual performance bonus plan, in each case, in line with market compensation packages for executives of companies equivalent to us. Under this agreement, such annual performance bonus plan will be tied to a balanced scorecard that represents our and our subsidiaries’ overall performance, and in order for the executive to receive a bonus under such plan, he must be employed through the end of the applicable fiscal year. For both 2021 and 2022, Mr. Maddock forfeited any annual performance bonus opportunity. This agreement prohibits Mr. Maddock from competing with our business while employed by the Company and from soliciting our employees during his employment and for two years following the termination of the his employment. We do not have any severance arrangements with Mr. Maddock.
Ms. Walsh is not party to an employment agreement; however under her offer letter, she is entitled to a cash payment of $175,000 in the event that she is terminated by us without cause. Such severance is subject to execution of a release of claims and agreement to a 24-month post termination non-solicitation covenant.
Mr. Daoust is not party to an employment agreement; however under his offer letter, he is entitled to a cash payment equal to six months of his base salary in the event that he is terminated without cause. Such severance is subject to execution of a separation and release agreement. Additionally, Mr. Daoust's offer letter provides indemnification by the Company in the event of an action by a former employer for Mr. Daoust's breach of a restrictive covenant or related claim, and a separation payment of up to a maximum of 12 months of Mr. Daoust's base salary if his employment is made impossible due to interference by his prior employer.
Treatment of Equity Awards in Connection with a Termination or Change in Control
The RSUs granted to Mr. Maddock in connection with our IPO are subject to the following vesting acceleration terms:
•Upon a termination of the executive’s continued service by us without cause, by the executive due to his resignation for good reason, or due to his death or disability (a “qualifying termination”), all of the then-unvested RSUs will fully vest in connection with such termination. In the event of such qualifying termination, any of our Class A common stock deliverable in settlement of vested RSUs will be delivered on the date such RSUs would have otherwise vested.
•In the event of a Change in Control (as defined in our 2021 Omnibus Incentive Plan) of the Company, if either (i) the RSUs are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity; or (ii) the executive experiences a qualifying termination at any time following a Change in Control in which the RSUs are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested RSUs will fully vest in connection with such Change in Control or qualifying termination, as applicable.
The options granted to Mr. Maddock in connection with our IPO are subject to the following vesting acceleration terms:
•Upon a qualifying termination, the options will vest in respect of the next four quarterly tranches scheduled to vest immediately following such termination. The executive may only exercise such accelerated options during the 90-day period following the date on which such options would have otherwise vested.
•In the event of a Change in Control of the Company, if either (i) the options are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity; or (ii) the executive experiences a qualifying termination at any time following the Change in Control in which the options are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested options will fully vest in connection with such Change in Control or qualifying termination, as applicable.
The PSUs granted to Mr. Maddock in connection with our IPO are subject to the following vesting acceleration terms:
Upon a qualifying termination prior to June 15, 2025, Mr. Maddock will receive 25% vesting for each tranche with respect to each of the performance periods, based on the number of days in the performance period in which the termination of employment occurs between the last day of the immediately preceding complete performance period and the date of such

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Executive and Director Compensation
termination. In addition, an additional 25% of each tranche will remain outstanding and eligible to vest based on the enterprise value CAGR on the date of the first anniversary following the executive’s termination of employment.
•In the event of a Change in Control of the Company, the PSUs will be treated as follows:
◦With respect to any performance stock units ("PSUs") for which the applicable performance period has been completed as of the date of the Change in Control, but for which the determination date has not yet occurred, Mr. Maddock will earn the number of PSUs for such tranche based on the level of achievement based on actual performance for the applicable performance period and vest in such PSUs as of the date of the Change in Control;
◦With respect to any PSUs for which the applicable performance period has been completed as of the date of the Change in Control and for which the determination date has occurred but such PSUs did not previously vest and remained outstanding and eligible to vest in connection with the final performance period, such PSUs will fully vest upon the Change in Control to the extent earned based on performance through the date of such Change in Control; and
◦With respect to any PSUs for which the applicable performance period has not been completed as of the date of the Change in Control, such PSUs will be deemed earned based on performance through the date of such Change in Control and vest in equal installments on a quarterly basis following the Change in Control over the lesser of (i) the time remaining in the final performance period or (ii) two years; in each case, subject to the executive’s continued employment through each applicable vesting date. Following such Change in Control, in the event that Mr. Maddock has a qualifying termination on or before the applicable quarterly vesting date, then he will fully vest in such PSUs as of the date of such qualifying termination.
The RSUs granted to Mr. Daoust in connection with our IPO are subject to the following vesting acceleration terms:
•In the event of a Change in Control (as defined in our 2021 Omnibus Incentive Plan) of the Company, if either (i) the RSUs are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity; or (ii) the executive experiences a termination without cause or due to death or disability at any time following a Change in Control in which the RSUs are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested RSUs will fully vest in connection with such Change in Control or termination, as applicable (i.e.,"double trigger").
The options granted to Mr. Daoust in connection with our IPO are subject to the following vesting acceleration terms:
•In the event of a Change in Control of the Company, if either (i) the options are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity; or (ii) the executive experiences a termination without cause or due to death or disability at any time following the Change in Control in which the options are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested options will fully vest in connection with such Change in Control or termination, as applicable (i.e.,"double trigger").
For a description of the treatment of the RSUs and stock options granted to Ms. Walsh in 2021 and 2022 in the event of a termination or change in control, see “Narrative Disclosure to Summary Compensation Table—Long Term Equity Incentive Compensation” above.

32

Executive and Director Compensation
Director Compensation
The Compensation Committee reviews and recommends non-employee director compensation to the board for approval. Annual compensation for non-employee directors consists of cash and equity-based compensation as follows.

	Pay Element	Annual Amount ($)(1)

Director Compensation	Annual Board Retainer	50,000
	Annual Equity Retainer(2)	165,000
	At-initial election Equity Grant(3)	250,000
Lead Independent Director (LID) Compensation	Annual LID Retainer(4)	30,000
Committee Chair Compensation	Annual Audit Chair Retainer	20,000
	Annual Compensation Chair Retainer	15,000
	Annual N&ESG Chair Retainer	10,000
Committee Member Compensation	Annual Audit Member Retainer	10,000
	Annual Compensation Member Retainer	7,500
	Annual N&ESG Member Retainer	5,000
(1)Amounts are prorated for Directors who join after the start of the fiscal year, with the exception of the at-initial election equity grant.
(2)Annual equity retainer is granted in the form of RSUs and vests on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders.
(3)At-initial election equity grant is granted in the form of RSUs and vests annually over three years.
(4)In light of the appointment of a lead independent director in March 2023, an annual lead independent director cash retainer was introduced to reflect the additional responsibilities and time commitment for the lead independent director role compared to other independent directors. These additional responsibilities are described under "Corporate Governance and Board Matters—Board Leadership Structure and Role of Lead Independent Director."

The following table summarizes all compensation awarded to, earned by, or paid to each of our non-employee directors during 2022. Messrs. Dixit and Mehta do not receive any compensation for their services on our board. Our executive directors are not separately compensated for their service on our board.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Amit Dixit	-	-	-
Susir Kumar	29,911	123,505(2)	153,416
Mukesh Mehta	-	-	-
Jacqueline Reses	33,771	123,505(3)	157,276
Kelly Tuminelli	70,000	123,505(4)	193,505
Michelle Gonzalez	50,625	460,526(5)	511,151
Jill A. Greenthal	50,417	460,526(5)	510,943
(1)This column reflects the grant date fair value of RSUs granted in 2022 as computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Such value is based on the closing price per share of Class A common stock on the date of grant and the number of units granted. The grant date fair value may differ from the annual equity retainer and at-initial election equity retainer amounts reflected in the table at the top of this page because the number of units granted is calculated using the 30 trading day average price.
(2)As of December 31, 2022, Mr. Kumar held 7,265 unvested RSUs that were granted on June 15, 2022 and will vest on the date of the 2023 Annual Meeting of Stockholders.
(3)As of December 31, 2022, Ms. Reses held: (A) 272,589 unvested stock options that were granted on July 18, 2019 and of which, contingent on Blackstone’s return on invested capital in the Company, up to 105,883 will vest on June 11, 2023 and up to 166,706 will vest on June 11, 2024; and (B) 7,265 unvested RSUs that were granted on June 15, 2022 and will vest on the date of the 2023 Annual Meeting of Stockholders.
(4)As of December 31, 2022, Ms. Tuminelli held: (A) 2,313 unvested RSUs that were granted on September 7, 2021 and of which 1,138 will vest on September 7, 2023 and 1,175 will vest on September 7, 2024; and (B) 7,265 unvested RSUs that were granted on June 15, 2022 and will vest on the date of the 2023 Annual Meeting of Stockholders.
(5)As of December 31, 2022, Ms. Gonzalez and Ms Greenthal each held: (A) 7,333 unvested RSUs that were granted on April 1, 2022 and of which 2,419 will vest on April 1, 2023, 2,420 April 1, 2024, and 2,494 will vest on April 1, 2025; and (B) 7,265 unvested RSUs that were granted on June 15, 2022 and will vest on the date of the 2023 Annual Meeting of Stockholders.

33

Executive and Director Compensation
Equity Compensation Plan Information
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	14,992,352	$12.98	14,132,323
Equity compensation plans not approved by security holders	—	—	—
(1)Includes 5,180,741 shares subject to outstanding options under our 2019 Stock Incentive Plan as well as 2,542,970 shares subject to outstanding options, 3,895,224 unvested RSUs and 3,373,417 unvested PSUs under our 2021 Omnibus Incentive Plan. PSUs are, for purposes of this column, assumed to be payable at 100% of target. Following our IPO, no additional awards have been or will be granted under the 2019 Plan.
(2)Weighted-average exercise price calculation excludes outstanding RSUs and PSUs, which do not have an exercise price.
(3)Consists of 9,132,323 shares available under the 2021 Omnibus Incentive Plan and 5,000,000 shares available under our 2022 Employee Stock Purchase Plan.

34

Independent Registered
Public Accounting Firm
Principal Accountant Fees and Services
The following is a summary of KPMG LLP’s fees for professional services rendered to us for the fiscal years ended December 31, 2022 and December 31, 2021.

(in thousands)	2022 ($)	2021 ($)

Audit Fees(1)	1,412	929
Tax Fees(2)	849	802
Total	2,261	1,731
(1)Audit fees consisted of fees for the audits of our consolidated financial statements included in our Annual Report on Form 10-K and reviews of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and comfort letters, consents and other services rendered in connection with our registration statements for our IPO and our secondary offering.
(2)Tax fees consisted of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax, assistance with tax audits and transaction diligence.
Pre-Approval of Audit and Non-Audit Services Policy
Pursuant to its charter, the Audit Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services. Unless otherwise provided by the Audit Committee, the Chairperson of the Audit Committee (provided such Chairperson is independent) is authorized to pre-approve audit and permitted non-audit services as necessary. Any pre-approvals made by the Chairperson or such other independent member of the Audit Committee to whom such authority has been delegated shall be presented to the full Audit Committee at its next scheduled meeting. Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenue paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the board to whom authority to grant such approvals has been delegated by the Audit Committee.
All of the services and fees identified in the table above were approved in accordance with SEC and Public Company Accounting Oversight Board requirements and, following our IPO, pursuant to the pre-approval policy described in this paragraph.

35

Audit Committee Report*
The Audit Committee has reviewed and discussed our audited financial statements with management and KPMG LLP, and has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from KPMG LLP, as required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Based upon such review and discussion, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Audit Committee of the Board of Directors,
Kelly Tuminelli, Chair
Michelle Gonzalez
Jill A. Greenthal

*This report of the Audit Committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

36

Proposal Two:
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, audit plan, fees and independence at least annually, and took into consideration these factors in its selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
KPMG LLP has served as the Company’s independent registered public accounting firm since 2015. The members of the Audit Committee and our board of directors believe that the continued retention of KPMG LLP is in the best interests of the Company and its stockholders. Our board of directors and Audit Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of KPMG LLP is accordingly being submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, our board of directors and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the fiscal year ending December 31, 2023. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will have the same effect as a vote “Against” Proposal 2. Broker non-votes, if any, will have no effect on the outcome of Proposal 2.
One or more representatives of KPMG LLP are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

FOR	OUR BOARD, UPON RECOMMENDATION OF OUR AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

37

Certain Relationships and Related Person Transactions
Procedures for Review, Approval, and Ratification of Related Person Transactions
Our board of directors has adopted a written policy regarding the review, approval, ratification or disapproval by our Audit Committee (or other approving body, provided that such approving body is comprised of a majority of disinterested and independent members of the board or any committee) of transactions between us or any of our subsidiaries and any related person (defined in the policy to have the meaning given to such term in Item 404(a) of Regulation S-K and includes our executive officers, directors or director nominees, any stockholder known to the Company to beneficially own in excess of 5% of any class of our voting securities at the time of occurrence or existence of the related person transaction and any immediate family member of any of the foregoing persons) in which the amount involved exceeds $120,000 and in which one or more of such related persons has a direct or indirect interest. In approving, ratifying or disapproving any such transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee.
Related Person Transactions
Stockholders Agreement
In connection with our IPO, we entered into a Stockholders Agreement with our Sponsor and the Founder Groups granting them certain board designation, approval and other rights.
Board Nomination Rights
The Stockholders Agreement gives our Sponsor and the Founder Groups the right to designate a certain number of nominees for election to our board of directors so long as each Founder Group and our Sponsor do not sell below, or beneficially owns (directly or indirectly), as applicable, a specified percentage of the total voting power of our common stock. For additional information, please see “Corporate Governance and Board Matters—Composition of the Board of Directors” above.
Approval Rights
The Stockholders Agreement also provides that for so long as our Sponsor and its affiliates and our Co-Founders and their affiliates, respectively, own at least 5% of the shares of our common stock entitled to vote generally in the election of our directors and are entitled to designate at least one director pursuant to the Stockholders Agreement (or such earlier date that the Sponsor or our Co-Founders request their respective approval rights to be terminated), our Sponsor and at least one of our Co-Founders must approve in advance certain of our actions, including each of the following: any transaction involving us on the one hand and our Sponsor and its affiliates, or one of our Co-Founders and his affiliates, on the other hand, other than (i) certain rescue financing transactions and (ii) transactions or agreements on arms’-length terms with portfolio companies of our Sponsor; any issuances of equity securities (and securities convertible into, or exchangeable or exercisable for our equity securities), other than (i) in connection with public offerings, (ii) certain equity incentive plans and (iii) mergers, consolidations or similar extraordinary transactions; any declaration or payment of dividends other than those that are paid pro rata to holders of our common stock; entry into any bankruptcy, liquidation, dissolution or winding-up of our Company, other than in connection with a sale transaction that is structured as a sale of all or substantially all of our assets; and any amendment or modification or waiver of our amended and restated certificate of incorporation or amended and restated bylaws that adversely affects the rights of Sponsor or our Co-Founders as compared to other holders of our common stock.
Transfer Restrictions
Our Co-Founders and their affiliates are, subject to limited exceptions including the prior written consent of our Sponsor, prohibited from transferring the Company’s shares of common stock they hold prior to the third anniversary of the completion of our IPO; provided that such transfer restrictions do not apply to such proportion of the shares held by our Co-Founders that is equal to the proportion of shares of common stock sold in our IPO and in subsequent transactions by our Sponsor relative to the total number of shares of common stock held by our Sponsor immediately prior to the consummation of our IPO.
Other Provisions
The Stockholders Agreement also requires us to cooperate with our Sponsor in connection with certain future pledges, hypothecations, grants of security interest in or transfers (including to third-party investors) of any or all of the shares of our common stock held by our Sponsor, including to banks or financial institutions as collateral or security for loans, advances or

38

Certain Relationships and Related Person Transactions
extensions of credit. The agreement will also permit our Sponsor to assign its rights and obligations under the Stockholders Agreement, in whole or in part, without our prior written consent.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with our Sponsor and our Co-Founders, which provides for customary “demand” registrations and “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Support and Services Agreement
The Company was formed by investment funds affiliated with Blackstone Inc. (“Blackstone”) as a vehicle for the acquisition of TaskUs Holdings, Inc. (formerly known as TaskUs, Inc.) (“TaskUs Holdings”) on October 1, 2018 (the “Blackstone Acquisition”). In connection with the closing of the Blackstone Acquisition, TaskUs and TaskUs Holdings entered into a support and services agreement (the “Support and Services Agreement”) with Blackstone Capital Partners VII L.P. and Blackstone Capital Partners Asia L.P. and Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the Support and Services Agreement, we reimburse BMP and its affiliates for expenses related to support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s portfolio companies, as well as healthcare-related services provided by Blackstone’s Equity Healthcare group and Blackstone’s group purchasing program. The Support and Services Agreement also requires us to, among other things, make certain information, including tax-related information, books and records of TaskUs and its subsidiaries, and access to officers, directors and auditors, available to Blackstone and to indemnify BMP and its affiliates against certain claims. During the year ended December 31, 2022 we made payments of $0.2 million pursuant to the Support and Services Agreement.
Indemnification Agreements
We are party to indemnification agreements with our Co-Founders and our other directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Certain Other Commercial Transactions
Our Sponsor and its affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements individually has been or is expected to be material to us or the Sponsor. From time to time, the Company does business with a number of other companies affiliated with Blackstone, which cannot be presumed to be carried out at an arm’s-length basis. During the year ended December 31, 2022, we made payments of $0.5 million for products and services we received from entities in which our Sponsor had an interest. During the year ended December 31, 2022, we recognized revenue of $13.0 million for services we provided to entities in which our Sponsor had an interest.

39

Beneficial Ownership
of Securities
The following table sets forth information as of March 1, 2023 (or as of the date otherwise indicated below) regarding beneficial ownership by:
•each person known to us to beneficially own more than 5% of any class of our outstanding common stock;
•our directors and director nominees;
•each of our named executive officers (as listed in the Summary Compensation Table above); and
•all of our directors and executive officers as a group.
The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of April 30, 2023 (60 days after March 1, 2023) through the exercise of any stock options, through the vesting of RSUs payable in shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.
The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership set forth below is computed on the basis of 27,479,301 shares of our Class A common stock and 70,032,694 shares of our Class B common stock issued and outstanding as of March 1, 2023, and assumes no exchange of Class B common stock for Class A common stock. Each share of Class B common stock is convertible at any time into one share of Class A common stock. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		Total voting power (1)
Name of Beneficial Owner	Number	%	Number	%	%
Principal Stockholders:
Our Sponsor(2)	—	*	47,130,480	67.3%	64.8%
FMR LLC(3)	4,131,304	15.0%	—	*	*
Massachusetts Financial Services Company ("MFS")(4)	3,717,731	13.5%	—	*	*
Wasatch Advisors LP(5)	3,503,282	12.7%	—	*	*
The Vanguard Group(6)	2,677,538	9.7%	—	*	*
Sylebra Capital Limited(7)	1,489,256	5.4%	—	*	*
Directors and Named Executive Officers:
Bryce Maddock(8)	622,708	2.2%	11,451,107	16.4%	15.8%
Jaspar Weir(9)	622,707	2.2%	11,451,107	16.4%	15.8%
Amit Dixit	—	*	—	*	*
Jill A. Greenthal	3,629	*	—	*	*
Michelle Gonzalez	3,629	*	—	*	*
Susir Kumar	—	*	—	*	*
Mukesh Mehta	—	*	—	*	*
Jacqueline Reses	60,821	*	—	*	*
Kelly Tuminelli	6,846	*	—	*	*
Claudia Walsh	65,366	*	—	*	*
Stephan Daoust	74,197	*	—	*	*
Directors and executive officers as a group (13 persons)	1,605,886	5.7%	22,902,214	32.7%	31.6%
*Represents less than 1%.

40

Beneficial Ownership of Securities
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Percentages may not add exactly due to rounding.
(2)Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2022. Reflects securities held directly by BCP FC Aggregator L.P. The general partner of BCP FC Aggregator L.P. is BCP VII/BCP Asia Holdings Manager (Cayman) L.L.C. The managing members of BCP VII/BCP Asia Holdings Manager (Cayman) L.L.C. are Blackstone Management Associates Asia L.P. and Blackstone Management Associates (Cayman) VII L.P. The general partners of Blackstone Management Associates Asia L.P. are BMA Asia L.L.C. and BMA Asia Ltd. The general partners of Blackstone Management Associates (Cayman) VII L.P. are BCP VII GP L.L.C. and Blackstone LR Associates (Cayman) VII Ltd. Blackstone Holdings III L.P. is the managing member of BMA Asia L.L.C., the sole member of BCP VII GP L.L.C., and the controlling stockholder of BMA Asia Ltd. and the Class A stockholder of Blackstone LR Associates (Cayman) VII Ltd. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities beneficially owned by BCP FC Aggregator L.P., but each (other than BCP FC Aggregator L.P.) disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
(3)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023. Of the shares of Class A common stock beneficially owned, FMR LLC reported that it has sole voting power over 4,131,302 shares of common stock and sole dispositive power over 4,131,304 shares of common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)Based solely on information contained in a Schedule 13G filed with the SEC on February 8, 2023. Of the shares of Class A common stock beneficially owned, Massachusetts Financial Services Company ("MFS") reported that it had sole voting power and sole dispositive power with respect to 3,717,731 shares. The address for MFS is 111 Huntington Avenue, Boston, MA 02199.
(5)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2023. Of the shares of Class A common stock beneficially owned, Wasatch Advisors, Inc. reported that it had sole voting power and sole dispositive power with respect to 3,503,282 shares. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.
(6)Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2023. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 4,595 shares, sole dispositive power with respect to 2,650,576 shares and shared dispositive power with respect to 26,962 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2023. Of the shares of Class A common stock beneficially owned, Sylebra Capital Limited ("Sylebra HK"), Sylebra Capital Management ("Sylebra Cayman") and Daniel Patrick Gibson each reported that it had shared voting power over 1,489,256 shares of common stock and shared dispositive power over 1,489,256 shares of common stock. Sylebra HK may be deemed to beneficially own the shares by virtue of its position as the investment sub-adviser to Sylebra Capital Partners Master Fund, Ltd, (SCP MF), Sylebra Capital Parc Master Fund (PARC MF), Sylebra Capital Menlo Master Fund (Menlo MF) and other advisory clients. Sylebra Cayman is the investment manager and the parent of Sylebra HK. Mr. Gibson owns 100% of the shares of Sylebra HK and more than 99% of the shares of Sylebra Cayman. In such capacities, Sylebra HK, Sylebra Cayman, and Mr. Gibson may be deemed to share voting and dispositive power over the Shares held for SCP MF, PARC MF and other advisory clients. The address for Sylebra Capital Limited is 28 Hennessy Road, Floor 20, Wan Chai, Hong Kong.
(8)Reflects (i) 5,573,620 securities held by The Maddock 2015 Irrevocable Trust, (ii) 5,221,267 securities held by The Bryce Maddock Family Trust, (iii) 656,220 securities held by The Maddock 2015 Exempt Irrevocable Trust, (iv) 312,675 shares of Class A Common Stock held of record by Mr. Maddock, and (v) 310,033 shares of Class A Common Stock underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2023 and RSUs vesting within 60 days of March 1, 2023. Mr. Maddock and Richard Reyes are each co-trustees of The Maddock 2015 Irrevocable Trust. Mr. Maddock is the trustee of The Bryce Maddock Family Trust.
(9)Reflects (i) 5,623,190 securities held by The Weir 2015 Irrevocable Trust, (ii) 5,221,267 securities held by the Jasper Weir Family Trust, (iii) 606,650 securities held by The Weir 2015 Exempt Irrevocable Trust, (iv) 312,674 shares of Class A Common Stock held of record by Mr. Weir, and (v) 310,033 shares of Class A Common Stock underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2023 and RSUs vesting within 60 days of March 1, 2023. Tarun Nimmagadda is the trustee of The Weir 2015 Irrevocable Trust. Mr. Weir is the trustee of the Jaspar Weir Family Trust.

41

Questions and Answers
About the Annual Meeting
This proxy statement is being provided to you in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting to be held on Thursday, May 18, 2023 at 9:00 a.m. Central Time, or at any adjournment or postponement thereof.
1.Where is the Annual Meeting being held?
Our board of directors has determined that the Annual Meeting should be held online via live audio webcast at www.virtualshareholdermeeting.com/TASK2023 in order to permit stockholders from any location with access to the Internet to participate. We believe that during the current global pandemic virtual meetings ensure the safety of participants.
2.What proposals will be addressed at the Annual Meeting?
Stockholders will be asked to consider the following proposals at the Annual Meeting:
1.To elect the three director nominees named in this proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and
2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).
Additionally, stockholders are entitled to vote on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
3.Who can vote at the Annual Meeting?
Stockholders of record as of the close of business on March 20, 2023, the record date, are entitled to participate in and vote at the Annual Meeting. Pursuant to our amended and restated certificate of incorporation (the “certificate of incorporation”), holders of our (i) Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders; and (ii) Class B common are entitled to ten votes per share on all matters submitted to a vote of stockholders. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
As of the record date, there were 27,550,129 shares of our Class A common stock and 70,032,694 shares of our Class B common stock issued and outstanding. Pursuant to our certificate of incorporation, holders of Class A and Class B common stock are not entitled to cumulative voting.
4.What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

42

Questions & Answers About the Annual Meeting
5.How can I attend, participate in and vote at the Annual Meeting online?
To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/TASK2023, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website.
If your shares are held in street name and your Notice or voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
The Annual Meeting will begin at 9:00 a.m. Central Time on Thursday, May 18, 2023. Online check-in will begin at approximately 8:45 a.m. Central Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page for assistance.
Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.
Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
6.How does the board of directors recommend that I vote?
Our board of directors unanimously recommends that stockholders vote “FOR” each nominee for director named in Proposal 1, and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).
7.How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy. Abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
8.What is a proxy card?
The proxy card enables you to appoint Bryce Maddock, Balaji Sekar and Claudia Walsh as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the date of the Annual Meeting in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
9.Will my shares be voted if I do not provide my proxy?
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
If your shares are held in the name of a broker and you do not provide a proxy, your shares may be voted under certain circumstances. Brokers generally have the authority to vote shares not voted by customers on certain “routine” matters, but are not required to do so and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but

43

Questions & Answers About the Annual Meeting
instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. In the case of broker non-votes, those shares will still be counted for purposes of determining if a quorum is present but will have no effect on the outcome of the vote on either Proposal 1 or Proposal 2.
10.    What vote is required to elect directors (Proposal 1)?
Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the three nominees who receive the highest number of shares voted “For” his or her election will be elected.
“Withhold” votes against a director and broker non-votes will have no direct effect on his or her election.
11.    What vote is required for Proposal 2?
Approval of Proposal 2 requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class.
Abstentions will have the same effect as a vote “Against” Proposal 2. Broker non-votes, if any, will have no effect on the outcome of Proposal 2.
12.    Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your previously delivered proxy and vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 a written notice of revocation prior to the Annual Meeting.
Please note, however, that if your shares are held of record by a broker, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
13.    What happens if I do not indicate how to vote my proxy?
If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees (Proposal 1), and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).
14.    Where do I find the voting results of the Annual Meeting?
The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.
15.    Who bears the cost of soliciting proxies?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

44

Other Matters
Other Business
We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our board.
Submission of Stockholder Proposals for the 2024 Annual Meeting
Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2024 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at IR@taskus.com or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 no later than the close of business on December 7, 2023.
Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an Annual Meeting of Stockholders (but not for inclusion in the proxy statement). Notice of a nomination or other proposal of business must be delivered to the Company by email at IR@taskus.com or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2024 Annual Meeting of Stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on January 19, 2024 and no later than the close of business on February 18, 2024. Nominations and proposals also must satisfy other requirements set forth in the bylaws. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the requirements of Rule 14a-19(b).
For purposes of these proposals, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.
Householding Information
Unless we have received contrary instructions, we may send a single copy of the Notice or this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at IR@taskus.com, by phone at (888) 400-8275, or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

45

Other Matters
Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s website, located at http://www.sec.gov.
We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to the General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132. The Annual Report and this proxy statement are also available online at https://ir.taskus.com/financial-information/sec-filings.

46

Glossary of Non-GAAP Financial Measures and Key Performance Indicator and Non-GAAP Reconciliations
We supplement results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin. The Company believes these measures help illustrate underlying trends in our business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing our business and evaluating its performance. We also believe these measures help investors compare the Company’s operating performance with its results in prior periods. Our non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in the Company’s consolidated financial statements, which are prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth below.
Non-GAAP Financial Measures:
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, one-time payments associated with the IPO and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Key Performance Indicator:
Net Revenue Retention Rate
“Net Revenue Retention Rate” is an important metric we calculate annually to measure the retention and growth in the use of our services by our existing clients. Our Net Revenue Retention Rate as of a given fiscal year is calculated using a measurement period consisting of the two consecutive fiscal years ending with and including the most recent applicable fiscal year. Next, we define our “base cohort” as the population of clients that were using our services during the entire 12-month period of the first year of the measurement period. Net Revenue Retention Rate is calculated as the quotient obtained by dividing (a) the revenue generated by the base cohort in the second year of measurement by (b) the revenue generated by the base cohort in the first year of measurement.

47

Glossary of Non-GAAP Financial Measures
Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the years ended December 31, 2022 and 2021:

	Year ended December 31,		Period over Period Change
(in thousands, except %)	2022	2021	($)	(%)
Net income (loss)	$40,422	$(58,698)	99,120	NM
Provision for (benefit from) income taxes	24,111	(2,265)	26,376	NM
Financing expenses	11,921	6,504	5,417	83.3%
Depreciation	37,915	29,038	8,877	30.6%
Amortization of intangible assets	19,882	18,847	1,035	5.5%
EBITDA	134,251	(6,574)	140,825	NM
Transaction costs(1)	953	6,969	(6,016)	(86.3)%
Earn-out consideration(2)	9,729	—	9,729	100.0%
Foreign currency losses(3)	7,967	809	7,158	NM
Loss on disposal of assets	31	52	(21)	(40.4)%
COVID-19 related expenses(4)	—	6,105	(6,105)	(100.0)%
Severance costs(5)	821	—	821	100.0%
Natural disaster costs(6)	—	442	(442)	(100.0)%
Phantom shares bonus(7)	—	129,362	(129,362)	(100.0)%
Teammate IPO bonus(8)	—	4,361	(4,361)	(100.0)%
Stock-based compensation expense(9)	69,452	46,384	23,068	49.7%
Adjusted EBITDA	223,204	187,910	35,294	18.8%
Net Income (Loss) Margin(10)	4.2%	(7.7)%
Adjusted EBITDA Margin(10)	23.2%	24.7%
NM = not meaningful

(1)	Represents non-recurring professional service fees primarily related to the acquisition of heloo in 2022 and the preparation for public offerings that have been expensed during the period in 2021.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents incremental expenses incurred that are directly attributable to the COVID-19 pandemic.
(5)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

48

SCAN TO VIEW MATERIALS & VOTE

TASKUS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/TASK2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					D70967-P68318	KEEP THIS PORTION FOR YOUR RECORD
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TASKUS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below
The Board of Directors recommends you vote FOR all of the following director nominees:
1	Election of directors.	☐	☐	☐
Nominees: 01) Jaspar Weir 02) Amit Dixit 03) Michelle Gonzalez
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and 2023 Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

We will be conducting our 2023 Annual Meeting of Stockholders virtually at www.virtualshareholdermeeting.com/TASK2023.

D70968-P68318

TASKUS, INC.
Annual Meeting of Stockholders
May 18 , 2023 9:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bryce Maddock, Balaji Sekar and Claudia Walsh, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of TaskUs, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on Thursday, May 18, 2023, virtually via live webcast at www.virtualshareholdermeeting.com/TASK2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY DIRECTOR NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE